Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 26, 2015, with respect to the financial statements and supplemental schedules included in the Annual Report of Fortune Brands Home & Security Hourly Employee Retirement Savings Plan on Form 11-K for the year then ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Fortune Brands Home & Security, Inc. on Form S-8 (Registration No. 333-177163 effective October 4, 2011).

/s/ Grant Thornton LLP

Chicago, Illinois
June 26, 2015